UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. __)

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

CHOICEONE FINANCIAL SERVICES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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109 East Division
Sparta, Michigan 49345

March 13, 2015

To our Shareholders:

We invite you to attend the Annual Meeting of Shareholders of ChoiceOne Financial Services, Inc. to be held at:

Moss Ridge Golf Club
13545 Apple Avenue
Ravenna, Michigan
April 22, 2015

11:00 a.m. Annual Meeting; social period to immediately follow

The purpose of the meeting is to elect directors and to consider the other matters described in this proxy statement.

Please plan to join us for an informal social period immediately following the conclusion of the business portion of the Annual Meeting, which starts at 11:00 a.m. Desserts and hors d’oeuvres will be served during the social period. Shareholders holding stock in single ownership form are invited to bring a guest.

Please be sure to sign, date and return the enclosed proxy promptly whether or not you plan to attend the meeting. A proxy may be revoked at any time before it is exercised and shareholders who are present at the meeting may withdraw their proxy and vote in person if they wish to do so. All owners should sign proxies as their names appear on the proxy.

We hope you will join us at the 2015 Annual Meeting. We look forward to seeing you there.

Sincerely, James A. Bosserd President and Chief Executive Officer

109 East Division
Sparta, Michigan 49345

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of shareholders of ChoiceOne Financial Services, Inc. will be held at Moss Ridge Golf Club, 13545 Apple Avenue, Ravenna, Michigan, on Wednesday, April 22, 2015, at 11:00 a.m. local time, for the following purposes:

1.	To elect four directors from among the nominees named in this proxy statement.

2.	Advisory approval of the Company’s executive compensation.

3.	Ratification of the selection of Plante & Moran, PLLC as our registered independent public accounting firm for the current fiscal year.

4.	To transact any other business that may properly come before the meeting.

Shareholders of record at the close of business on February 23, 2015, are entitled to notice of and to vote at the meeting and any adjournment of the meeting. The proxy statement and proxy are first being mailed to ChoiceOne shareholders on approximately March 13, 2015.

important NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON April 22, 2015: A complete set of proxy materials relating to our annual meeting and our annual report for the year ended December 31, 2014 are available on the Internet at: www.choiceone.com/proxymaterials.

By Order of the Board of Directors, Mary J. Johnson Secretary

March 13, 2015

It is important that your shares be represented at the meeting. Even if you expect to attend the meeting, PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

CHOICEONE FINANCIAL SERVICES, INC.
109 East Division
Sparta, Michigan  49345

ANNUAL MEETING OF SHAREHOLDERS
April 22, 2015

PROXY STATEMENT

Meeting Information

Time and Place of Meeting

You are invited to attend the annual meeting of shareholders of ChoiceOne Financial Services, Inc. that will be held on Wednesday, April 22, 2015, at Moss Ridge Golf Club, 13545 Apple Avenue, Ravenna, Michigan, at 11:00 a.m. local time.

This proxy statement and the enclosed proxy are first being mailed to ChoiceOne shareholders on approximately March 13, 2015, in connection with the solicitation of proxies by ChoiceOne’s Board of Directors for use at the annual meeting. In this proxy statement, “we,” “us,” “our,” “ChoiceOne” and the “Company” refer to ChoiceOne Financial Services, Inc. and “you” and “your” refer to ChoiceOne shareholders.

Purpose of Meeting

The purpose of the annual meeting is to consider and vote upon the election of directors, advisory approval of the compensation of the Company’s named executive officers as disclosed in this proxy statement, and the ratification of the selection of Plante & Moran, PLLC as our registered independent public accounting firm for the current fiscal year. Your Board of Directors recommends that you vote FOR each of the nominees discussed in this proxy statement, FOR approval of the compensation of the Company’s named executive officers, and FOR ratification of selection of auditors.

How to Vote Your Shares

You may vote at the meeting if you were a shareholder of record of ChoiceOne common stock at the close of business on February 23, 2015. You are entitled to one vote per share of ChoiceOne common stock that you own on each matter presented at the annual meeting.

As of February 23, 2015, there were 3,283,049 shares of ChoiceOne common stock issued and outstanding.

Your shares will be voted at the annual meeting if you properly sign and return the enclosed proxy. If you specify a choice, your proxy will be voted as specified. If you do not specify a choice, your shares will be voted “FOR” each nominee named in this proxy statement, “FOR” approval of the compensation of the Company’s named executive officers, and “FOR” ratification of selection of auditors. If other matters are presented at the annual meeting, the individuals named in the enclosed proxy will vote your shares on those matters in their discretion. As of the date of this proxy statement, we did not know of any other matters to be considered at the annual meeting.

You may revoke your proxy at any time before it is exercised by:

•	delivering written notice of revocation to the Secretary of ChoiceOne prior to the meeting;
•	by delivering a proxy bearing a later date than the proxy you wish to revoke prior to the meeting; or
•	attending and voting in person at the annual meeting.

Who Will Solicit Proxies

Directors, officers and employees of ChoiceOne and ChoiceOne Bank (referred to as the “Bank”) will initially solicit proxies by mail. They also may solicit proxies in person, by telephone or by other means, but they will not receive any additional compensation for these efforts. Nominees, trustees and other fiduciaries who hold stock on behalf of beneficial owners of ChoiceOne common stock may communicate with the beneficial owners by mail or otherwise and may forward proxy materials to and solicit proxies from the beneficial owners.

ChoiceOne will pay all expenses related to soliciting proxies.

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Required Vote and Quorum

Election of Directors. A plurality of the shares voting at the annual meeting is required to elect directors. This means that if there are more nominees than director positions to be filled, the nominees for whom the most votes are cast will be elected. In counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as voted, and the number of shares of which a plurality is required will be reduced by the number of shares not voted.

Advisory Approval of Executive Compensation. The advisory vote on executive compensation will be approved on an advisory basis if a majority of the shares that are voted on the proposal at the meeting are voted in favor of approval. Abstentions, broker non-votes and other shares that are not voted on the proposal in person or by proxy will not be included in the vote count to determine if a majority of shares voted on this proposal voted in favor of approval.

Ratification of Independent Auditors. The ratification of the selection of Plante & Moran PLLC as our independent auditors for the current fiscal year will be approved if a majority of the shares that are voted on the proposal at the meeting are voted in favor of ratification. Abstentions, broker non-votes and other shares that are not voted on the proposal in person or by proxy will not be included in the vote count to determine if a majority of shares voted in favor of this proposal.

Required Vote for Other Matters. We do not know of any other matters to be presented at the meeting. Generally, any other proposal to be voted on at the meeting would be approved if a majority of the shares that are voted on the proposal at the meeting are voted in favor of the proposal. Abstentions, broker non-votes and other shares that are not voted on the proposal in person or by proxy will not be included in the vote count to determine if a majority of shares voted on the proposal voted in favor of approval.

Quorum. A majority of the shares entitled to vote at the annual meeting must be present or represented at the meeting to constitute a quorum. To determine whether a quorum is present, we will include shares that are present or represented by proxy, including abstentions and shares represented by a broker non-vote on any matter.

Election of Directors

The Board of Directors presently consists of 11 individuals divided into three classes. Each class of directors is as nearly equal in number as possible and serves for a three-year term of office. The term of office of one class of directors expires at the annual meeting each year. An individual may not continue to serve on the Board of Directors after he or she becomes 70 years old.

Following recommendation by the Governance and Nominating Committee, the Board of Directors proposes that the following nominees be elected as directors for terms expiring at the annual meeting of shareholders to be held in 2018:

James A. Bosserd

William F. Cutler, Jr.

Paul L. Johnson

Roxanne M. Page

Each proposed nominee currently serves as a director of ChoiceOne. The persons named in the enclosed proxy intend to vote for the election of the four nominees listed. The proposed nominees are willing to be elected and serve as directors. If a nominee is unable to serve or is otherwise unavailable for election – which we do not anticipate – the incumbent Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, your proxy will be voted for the person so selected. If a substitute nominee is not selected, your proxy will be voted for the election of the remaining nominees. No proxy will be voted for a greater number of persons than the number of nominees named.

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ChoiceOne’s Board of Directors and Executive Officers

Biographical information is presented below concerning the nominees for director, current directors whose term of office will continue after the annual meeting and ChoiceOne’s executive officers. The biographical information for each nominee and director includes the experience, qualifications, attributes or skills that caused the Corporate Governance Committee and the Board to determine that the person should continue to serve as a director for the Company. All of the directors of ChoiceOne also serve as directors of the Bank. Except as otherwise indicated, each nominee, current director and executive officer has had the same principal employment for over five years.

Nominees for Election as Directors with Terms Expiring in 2018

James A. Bosserd (age 65) has been a director of ChoiceOne and the Bank since he was appointed to those boards in April 2001. Mr. Bosserd has been President and Chief Executive Officer of ChoiceOne and the Bank since April 2001. Mr. Bosserd has also been President of ChoiceOne Insurance Agencies, Inc. since April 2001 and President of ChoiceOne Mortgage Company of Michigan from January 2002 until December 2008. Prior to joining ChoiceOne and the Bank, Mr. Bosserd was Senior Vice President-Retail Group Manager with Huntington National Bank, a commercial bank, since October 1997 and Senior Vice President-Private Banking Manager with Huntington National Bank since April 1999. Mr. Bosserd also served as President and Chief Executive Officer of FMB State Savings Bank, a commercial bank in Lowell, Michigan, from 1992 through 1997. Mr. Bosserd has also been a director of West Shore Computer Services, Inc., a data processing company in which the Bank owns a 25% interest, since February 2002. Mr. Bosserd is a director of the Sparta Downtown Development Authority, Wolverine World Wide YMCA, Community Bankers of Michigan (CBM, formerly MACB), and United Methodist Finance Authority. Mr. Bosserd also serves on CBM’s audit and compensation committees. He is a former director of the MACB Service Corporation, Meadowlark Advisory Board, Michigan FFA Foundation, Sparta United Methodist Church Board, and Michigan Bankers Association, and Sparta United Methodist Church compensation committee and audit committee member. Mr. Bosserd has over 22 years of experience serving in senior executive positions at West Michigan banks, including service as ChoiceOne’s President and Chief Executive Officer for the past thirteen years. Mr. Bosserd is qualified for service as a continuing director by virtue of his extensive knowledge and expertise regarding ChoiceOne’s markets, competitors, customers, employees, business operations and strategies.

William F. Cutler, Jr. (age 67) is the former Vice President of the H. H. Cutler Company, an apparel manufacturer. Mr. Cutler joined the H. H. Cutler Company in 1970 and served in various management and executive capacities until January 1994. The H. H. Cutler Company was sold to VF (Vanity Fair) Corporation in January 1994. Mr. Cutler has been a director of ChoiceOne and the Bank since October 1993. Mr. Cutler served as a director of Spartan Distributors until December 2009. Mr. Cutler is a partner in Reds Associates LLC and former Managing Partner and General Manager of Reds on the River LLC. Mr. Cutler's qualifications as a director include over two decades of business management experience, including service on the board of ChoiceOne and the Bank for 21 years. Mr. Cutler is qualified for service as a continuing director by virtue of his experience and knowledge with regard to finance and accounting matters.

Paul L. Johnson (age 65) is the owner and retired President of Falcon Resources, Inc. in Belmont, Michigan, a sales, engineering and design firm for the automotive and furniture industries. Mr. Johnson was appointed as Chairman of the Board of Directors of ChoiceOne and the Bank in December 2013, served as Vice Chairman from July 2013 until December 2013, and has been a director of ChoiceOne and the Bank since July 1999. Mr. Johnson has been a director of ChoiceOne Insurance Agencies, Inc. since November 2000 through December 2006. Mr. Johnson is well qualified for service as a continuing director by virtue of his extensive business and entrepreneurial experience and skills, including fifteen years of experience as a director of ChoiceOne and the Bank. Mr. Johnson is qualified for service as a continuing director by virtue of his significant knowledge of and experience with the markets and customers that we serve.

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Roxanne M. Page (age 45) is a Certified Public Accountant and Partner with Beene Garter, LLP, an independently owned accounting and consulting firm. Ms. Page was appointed as Vice Chairman of the Board of Directors of ChoiceOne and the Bank in December 2013 and has been a director of ChoiceOne and the Bank since August 2010. Ms. Page served as a director for the Wolverine World Wide YMCA Advisory Board until 2013. Ms. Page is qualified for service as a continuing director by virtue of her substantial accounting and finance expertise and experience.

Your Board of Directors and Governance and Nominating Committee,

which consists entirely of independent directors, recommend that you vote FOR the election of all nominees as directors.

Continuing Directors with Terms Expiring in 2017

K. Timothy Bull (age 67) has been a director of ChoiceOne and the Bank since the merger of ChoiceOne and Valley Ridge in 2006 and, prior to that, was a director of Valley Ridge and Valley Ridge Bank and/or Kent City since 1993 and was also a director of Valley Ridge and Kent City from 1988 until 1991. Mr. Bull is President and sole shareholder of Moon Lake Orchards, Inc., a producer of fruit. Mr. Bull has over 24 years of experience as a director of a bank or bank holding company. Mr. Bull is qualified to continue to serve as a director of ChoiceOne by virtue of his substantial entrepreneurial, agricultural, and executive experience.

Jack G. Hendon (age 59) is a Certified Public Accountant, Co-Founder, and Partner with H&S Companies, PC, an independently owned accounting and consulting firm. Mr. Hendon is also a partner in HSC Group LLC, H&S Plaza LLC, and H&S Land Company LLC. Mr. Hendon has been a director of ChoiceOne and the Bank since August 2013. Mr. Hendon is a former director and audit committee member of Fremont Michigan Insuracorp. Mr. Hendon is qualified for service as a continuing director by virtue of his substantial accounting and finance expertise and experience.

Dennis C. Nelson (age 66) has been a director of ChoiceOne and the Bank since the merger of ChoiceOne and Valley Ridge in 2006 and was a director of Valley Ridge Bank after the consolidation of Kent City and The Grant State Bank (“Grant”) to form Valley Ridge Bank (the “Consolidation”), a director of Valley Ridge since it merged with Community Bank Corporation (“Community”) on July 1, 1996 (the “Valley Ridge/Community Merger”) and a director of Community and/or Grant, the subsidiary bank of Community, from 1985 until the Valley Ridge/Community Merger and the Consolidation. Mr. Nelson is a practicing doctor of dental surgery, president of Nelson & Nelson DDS, PLC, owner of Nelson Enterprises and NAR Properties. Mr. Nelson is qualified for service as a continuing director by virtue of his 29 years of experience as a director of a community bank or bank holding company in West Michigan, as well as the fact that he is a business owner and has substantial experience with and knowledge of finance and accounting.

Keith D. Brophy (age 52) was appointed a director of ChoiceOne and the Bank in October 2014. Mr. Brophy is the Executive Director of the State of Michigan Small Business Development Center. He previously held executive positions with Ideomed, Inc., RCM Technologies and Nusoft Solutions, and was co-founder and CEO of technology firm Sagestone Consulting. Mr. Brophy also serves as a director of Greatland Corporation, the Grand Rapids Local Development Finance Authority, and Frederick Meijer Gardens and Sculpture Park. Mr. Brophy is qualified to continue to serve by virtue of his entrepreneurial, technology, and executive experience.

Continuing Directors with Terms Expiring in 2016

Frank G. Berris (age 67) is Chief Executive Officer and majority owner of American Gas & Oil, Inc., an operator of gas stations and convenience stores. Mr. Berris is also a member of the Michigan Petroleum Association/Michigan Association of Convenience Stores. Mr. Berris has been a director of ChoiceOne and the Bank since August 1991. Mr. Berris is qualified for service as a continuing director by virtue of his record of executive leadership, history with the Bank, and familiarity with the markets and customers that we serve.

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Nels W. Nyblad (age 61) owns Nels Nyblad Family Farm LLC. Mr. Nyblad is also a director of Nyblad Orchards, Inc., Rossroy Enterprises, Nyblad Properties Grand Traverse, LLC, Nyblad Farms, and Michigan Agricultural Cooperative Marketing Assn and former director of Cherry Growers Inc. Mr. Nyblad has been a director of ChoiceOne and the Bank since June 2008. Mr. Nyblad is qualified for service as a continuing director by virtue of his substantial business, agricultural, and entrepreneurial experience and experience as a director of several Michigan businesses.

Raymond A. Lanning (age 47) was appointed a director of ChoiceOne and the Bank in October 2014. Mr. Lanning is the President of NEL Financial, LLC and New Equipment Leasing, Inc., companies that provide and support a wide variety of equipment for lease. Mr. Lanning is also an owner in 2880 Thornhills LLC and Liberty Insurance Agency, Inc. Mr. Lanning has been affiliated with the Grand Rapids Chamber of Commerce, Cascade Business Owners Association, Ada Christian School Foundation and Calvin Christian Reformed Church. Mr. Lanning is qualified for service as a continuing director by virtue of his credit expertise and financial and executive experience.

Executive Officers who are not Directors

Lee A. Braford (age 54) has been a Senior Vice President since January 2012 and a Vice President of the Bank in Business Development since September 2001 serving in various capacities, currently as Chief Credit Officer, and an executive officer since January 2011. Mr. Braford was also employed by the Bank from 1980 to 1997. Mr. Braford serves on the board of the Sparta Community Foundation and previously served as its chairman.

Sheila R. Clark (age 59) has been a Senior Vice President of the Bank since January 2007, was a Vice President of the Bank since the merger of ChoiceOne and Valley Ridge in 2006 and, prior to that, was a Vice President of Valley Ridge Bank since June 1999. Ms. Clark has been employed by either the Bank or Valley Ridge Bank since July of 1982 serving in various management and executive capacities. Ms. Clark was employed by Sparta State Bank (now the Bank) from Fall 1973 to Spring 1979. Ms. Clark also serves as a director of Sparta Rotary and Mid-Michigan Banking Group, previously as its President.

Mary J. Johnson (age 51) has been a Senior Vice President and Cashier of the Bank since December 2010 and a Vice President of the Bank since September 1998. Prior to that, Ms. Johnson was employed by the Bank in April 1985, serving in various management and executive capacities since April 1993. Ms. Johnson was appointed Secretary of ChoiceOne and the Bank in April 2011 and has been a director of ChoiceOne Insurance Agencies, Inc. since January 2011. Ms. Johnson serves as an officer of Johnson & Johnson Builders, Inc., a construction company. Ms. Johnson also serves as a director of the Sparta Chamber of Commerce.

Louis D. Knooihuizen (age 65) has been Senior Vice President, Senior Lending Officer of the Bank since December 2001. Mr. Knooihuizen was elected an officer of ChoiceOne Mortgage Company of Michigan from 2003 until December 2008. Prior to his employment with ChoiceOne, Mr. Knooihuizen was employed by Bank West, a commercial bank in Grand Rapids, Michigan, as Senior Vice President, Commercial Loans from 1999 to 2001 and by National City Bank, a commercial bank, as Vice President, Commercial Loans from 1995 to 1999. Mr. Knooihuizen also serves as a director of Sparta Rotary and Michigan Bankers Title and is a former director of Mid-Michigan Banking Group. Mr. Knooihuizen is owner of Tiehere, LLC.

Thomas L. Lampen (age 59), a Certified Public Accountant, has been a Senior Vice President of the Bank since December 2011, Chief Financial Officer of the Bank since January 1992 and Treasurer of ChoiceOne since April 1987. Mr. Lampen has been the Treasurer of ChoiceOne Insurance Agencies, Inc. since January 1996 and the Treasurer of ChoiceOne Mortgage Company of Michigan from January 2002 until December 2008. Prior to his employment with ChoiceOne, Mr. Lampen was employed by Grant Thornton, a national accounting firm.

Kelly J. Potes (age 53) has been Senior Vice President and General Manager of ChoiceOne Insurance Agencies, Inc. since January 2001 and Senior Vice President of the Bank since January 2011. Prior to that, Mr. Potes was President of Kent-Ottawa Financial Advisors, Inc., a financial consulting firm, from 1998 to 2001 and Vice President, Retail Services of the Bank from 1984 to 1998. Mr. Potes has been a director of ChoiceOne Insurance Agencies, Inc. since January 2001. Mr. Potes formerly served as a Trustee of the Sparta Board of Education.

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Advisory Approval of Executive Compensation

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, shareholders may cast an advisory vote on the approval of the compensation of the Company’s named executive officers as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules. The Company has designed its executive compensation programs to attract, motivate, reward and retain the senior management talent to manage the Company to achieve our corporate objectives and increase shareholder value through long-term profitable growth. The Personnel and Benefits Committee, which consists entirely of independent directors, oversees the compensation of the Company’s named executive officers. The Committee believes that the Company’s compensation programs are appropriate for the Company taking into account such factors as the size of the Company and the Bank, the market for executive talent in which we compete, and the Company’s short-term and long-term strategic objectives. The Committee believes that the Company’s compensation programs strike an appropriate balance between incentivizing growth while not encouraging excessive risk-taking. For these reasons, we are asking our shareholders to vote “FOR” the adoption of the following resolution:

“RESOLVED, that the shareholders of ChoiceOne Financial Services, Inc. (the “Company”) approve the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2015 Annual Meeting of Shareholders under the heading entitled “Executive Compensation.”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy and programs described in this proxy statement.

The vote is not binding on the Company, the Board of Directors or the Personnel and Benefits Committee. However, the Board of Directors and Personnel and Benefits Committee value the opinions of our shareholders and will take the results of the vote into consideration when making future decisions regarding executive compensation.

The Company’s current policy is to provide shareholders with an opportunity to approve the compensation of the named executive officers each year at the annual meeting of shareholders. The next such vote will occur at the 2016 annual meeting of shareholders.

Your Board of Directors and Personnel and Benefits Committee,

which consists entirely of independent directors, recommend that you vote FOR the approval of the compensation of the Company’s Named Executive Officers.

Ratification of Selection of Independent Registered Public Accounting Firm

ChoiceOne’s Audit and Compliance/CRA Committee (“Audit Committee”) has approved the selection of Plante & Moran PLLC as the Company’s independent registered public accounting firm to audit the financial statements of ChoiceOne and its subsidiaries for 2015, and to perform such other appropriate accounting services as may be approved by the Audit Committee. The Audit Committee and the Board of Directors propose and recommend that shareholders ratify the selection of Plante & Moran PLLC to serve as the Company’s independent auditors for the year ending December 31, 2015. More information concerning the relationship of the Company with its independent auditors appears below under the headings “Audit Committee,” “Independent Registered Public Accounting Firm,” and “Audit Committee Report.”

If the shareholders do not ratify the selection of Plante & Moran PLLC, the Audit Committee will consider a change in auditors for the next year.

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Your Board of Directors and Audit Committee, which consists entirely of independent directors, recommend that you vote FOR ratification of the selection of
Plante & Moran PLLC as our independent auditors for 2015.

Corporate Governance

Independence

The Board of Directors has determined that the following 10 of its 11 directors meet the applicable Nasdaq Stock Market (“Nasdaq”) standards for director independence:

Frank G. Berris
Keith D. Brophy

K. Timothy Bull

William F. Cutler, Jr.

Jack G. Hendon

Paul L. Johnson

Raymond A. Lanning
Dennis C. Nelson
Nels W. Nyblad

Roxanne M. Page

In making this determination, the Board of Directors considered all ordinary course loan and other business transactions between the directors and ChoiceOne.

Committees of the Board of Directors

The Board of Directors has established the following five standing committees:

•	Audit and Compliance/CRA Committee
•	Executive and Loan Review Committee
•	Governance and Nominating Committee
•	Personnel and Benefits Committee
•	Asset/Liability and Risk Committee

Audit and Compliance/CRA Committee. The Audit and Compliance/CRA Committee (“Audit Committee”) was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee oversees the financial reporting and accounting processes of ChoiceOne. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent public accountants and reviews its fees for audit and non-audit services and the scope and results of audits performed by them. The Audit Committee also reviews ChoiceOne’s internal accounting controls, the proposed form of its financial statements, the results of internal audits and compliance programs, and the results of the examinations received from regulatory authorities. The Audit Committee operates pursuant to a written charter, which was adopted by the Board of Directors. A current copy of the Audit Committee charter can be found in the Investor Relations section of ChoiceOne’s website at www.choiceone.com. As of the date of this proxy statement, Roxanne M. Page (Chairperson), Keith D. Brophy, K. Timothy Bull, and Jack G. Hendon serve on the Audit Committee. ChoiceOne has designated Ms. Page as an audit committee financial expert as defined by rules of the SEC. All of the members of the Audit Committee are “independent” directors as defined by the rules of the SEC and Nasdaq Listing Rules. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities, and personnel of the Company, and may retain outside counsel or other experts for this purpose at the expense of the Company. The Audit Committee met four times during 2014.

Executive and Loan Review Committee. The Executive and Loan Review Committee reviews all aspects of the Bank’s loan activity, including new loans of $25,000 or more, problem or other loans identified by examiners, loans 60 days or more past due and non-accrual loans. The Executive and Loan Review Committee also approves loan charge-offs and extensions of credit of up to 15% of the capital and surplus of the Bank. The Executive and Loan Review Committee may also act in other capacities if the Board of Directors so authorizes. As of the date of this proxy statement, William F. Cutler, Jr. (Chairperson), Frank G. Berris, James A. Bosserd, Paul L. Johnson, Raymond A. Lanning and Nels W. Nyblad serve on the Executive and Loan Review Committee. There are no requirements that members of this committee be “independent.” The Executive and Loan Review Committee met thirteen times during 2014.

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Governance and Nominating Committee. The Governance and Nominating Committee administers the process of nominations for directorships and coordinates ChoiceOne’s corporate governance initiatives and policies. The Governance and Nominating Committee operates pursuant to a written charter, which was adopted by the Board of Directors. A current copy of the Governance and Nominating Committee charter can be found in the Investor Relations section of ChoiceOne’s website at www.choiceone.com. As of the date of this proxy statement, Paul L. Johnson (Chairperson), K. Timothy Bull, William F. Cutler, Jr., and Jack G. Hendon serve on the Governance and Nominating Committee. All of the members of the Governance and Nominating Committee are “independent” directors as defined by Nasdaq Listing Rules. The Governance and Nominating Committee may establish subcommittees of the committee and delegate authority and responsibility to subcommittees.  In appropriate cases, in its discretion, the Governance and Nominating Committee may delegate its authority to the executive officers, being mindful that the committee and the Board of Directors are responsible to the Company’s shareholders to perform the functions and fulfill the responsibilities charged to the committee under its charter.   The Governance and Nominating Committee has authority to engage consultants, advisors and legal counsel at the expense of the Company. The Governance and Nominating Committee met three times during 2014.

Personnel and Benefits Committee. The Personnel and Benefits Committee performs the functions of a compensation committee. The Personnel and Benefits Committee:

•	Reviews from time to time the personnel policies and programs of ChoiceOne, and submits recommendations to the Board of Directors;
•	Administers the equity plans of ChoiceOne that are approved by the Board of Directors;
•	Reviews the administration of and proposed changes to the retirement and welfare benefit plans of ChoiceOne that are approved by the Board of Directors;
•	Makes recommendations to the Board of Directors with respect to incentive compensation plans and equity-based plans;
•	Makes any determinations and approvals relating to incentive-based compensation (with the ratification of the Board of Directors) as required to comply with applicable tax laws;
•	While meeting outside of the presence of the Chief Executive Officer, reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of those corporate goals and objectives, and determines the compensation of the Chief Executive Officer based on the evaluation; and
•	While meeting outside of the presence of the Chief Executive Officer, determines the long-term incentive component of the compensation of the Chief Executive Officer, taking into consideration ChoiceOne’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to ChoiceOne’s Chief Executive Officer in past years.

The Personnel and Benefits Committee operates pursuant to a written charter, which was adopted by the Board of Directors. A current copy of the Personnel and Benefits Committee charter can be found in the Investor Relations Section of ChoiceOne’s website at www.choiceone.com. All of the members of the Personnel and Benefits Committee are “independent” directors as defined by Nasdaq Listing Rules. As of the date of this proxy statement Jack G. Hendon (Chairperson), Dennis C. Nelson, Nels W. Nyblad, and Roxanne M. Page serve on the Personnel and Benefits Committee. James A. Bosserd attends meetings but is not a member of this committee. The Personnel and Benefits Committee may establish subcommittees of the committee and delegate authority and responsibility to subcommittees.  In appropriate cases, in its discretion, the Personnel and Benefits Committee may delegate its authority to the executive officers, being mindful that the committee and the Board of Directors are responsible to the Company’s shareholders to perform the functions and fulfill the responsibilities charged to the committee under its charter. While meeting outside of the presence of the Chief Executive Officer, the Personnel and Benefits Committee determines the Chief Executive Officer’s compensation for recommendation to the Board of Directors.  The Personnel and Benefits Committee may delegate to the Chief Executive Officer authority to recommend the amount or form of compensation paid to other executive officers and associates subordinate to the Chief Executive Officer, subject to approval by the committee and such limitations and reporting responsibilities as the committee in its discretion shall require. The Personnel and Benefits Committee will not delegate to executive officers its authority to approve awards of stock options or other stock compensation.  The Personnel and Benefits Committee has authority to engage consultants, advisors and legal counsel at the expense of the Company. The Personnel and Benefits Committee met six times during 2014.

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Asset/Liability and Risk Committee. The Asset/Liability and Risk Committee oversees and assesses the adequacy of the Company’s management of key risks including credit risk, asset/liability risk, liquidity risk, and operational risk. The Committee is also responsible for monitoring the Company’s risk management profile and obtaining reasonable assurance of adherence to the Company’s risk management policies. The Committee reviews and approves the Company’s policies, plans and programs relating to risk management, and monitors the effectiveness of the Company's risk management programs. The Risk Committee operates pursuant to a written charter, which was adopted by the Board of Directors. A current copy of the Risk Committee charter can be found in the Investor Relations section of ChoiceOne’s website at www.choiceone.com. As of the date of this proxy statement, K. Timothy Bull (Chairperson), Raymond A. Lanning, Dennis C. Nelson, and Roxanne M. Page serve on the Asset/Liability and Risk Committee. All of the members of the Asset/Liability and Risk Committee are “independent” directors as defined by Nasdaq Listing Rules. The Asset/Liability and Risk Committee may delegate responsibility for the assessment of certain risks to various committees of management or the Board of Directors, which shall report and make recommendations to the committee concerning specific areas of risk.  The Asset/Liability and Risk Committee has authority to engage consultants, advisors and legal counsel at the expense of the Company. The Risk Committee met four times during 2014.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors has determined that having an independent director serve as Chairman of the Board is in the best interest of shareholders at this time. The structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. We believe that this leadership structure is preferred by a significant number of the Company’s shareholders.

The Board is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily through the Asset/Liability and Risk Committee and the Audit and Compliance/CRA Committee, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Nominations of Directors

The Governance and Nominating Committee will consider director candidates recommended by shareholders, directors, officers, third party search firms and other sources. Shareholders may recommend individual nominees for consideration by the Governance and Nominating Committee by communicating with the committee as described under the heading “Communicating with the Board of Directors.” The Governance and Nominating Committee will ultimately determine whether a shareholder recommendation will result in a nomination under this process. In considering potential nominees, the committee will review all candidates in the same manner, regardless of the source of the recommendation. In evaluating the skills and characteristics required of board members, the committee considers various factors and believes that each candidate should:

•	be chosen without regard to sex, race, religion or national origin;
•	be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;
•	be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;
•	possess substantial and significant experience that would be of particular importance to ChoiceOne in the performance of the duties of a director;
•	have sufficient time available to devote to the affairs of ChoiceOne in order to carry out the responsibilities of a director; and
•	have the capacity and desire to represent the balanced, best interests of the shareholders as a whole.

A shareholder nominating a director must send a written notice to the Secretary of ChoiceOne that sets forth with respect to each proposed nominee:

•	the name, age, business address and residence address of the nominee;
•	the principal occupation or employment of the nominee;
•	the number of shares of common stock of ChoiceOne that the nominee beneficially owns;
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•	a statement that the nominee is willing to be nominated and to serve; and
•	such other information concerning the nominee as would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of the nominee.

You must send this notice to the Secretary not less than 120 days prior to the date of notice of an annual meeting and not more than seven days following the date of notice of a special meeting called for election of directors.

Board Meetings and Attendance

During 2014, the ChoiceOne Board of Directors held twelve regular meetings and one special meeting. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees on which they served during the year during the periods that they served.

Annual Meeting Attendance

ChoiceOne expects all of its directors to attend its annual meeting of shareholders. All directors attended the 2014 annual meeting.

Communicating with the Board of Directors

Shareholders and interested parties may communicate with members of ChoiceOne’s Board of Directors by sending correspondence addressed to the board as a whole, a specific committee, or a specific board member c/o Mary J. Johnson, Secretary, ChoiceOne Financial Services, Inc., 109 East Division, Sparta, Michigan 49345. All correspondence will be forwarded directly to the applicable members of the Board of Directors.

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Ownership of ChoiceOne Common Stock

Ownership of ChoiceOne Stock by Directors and Executive Officers

The following table sets forth information concerning the number of shares of ChoiceOne common stock held as of December 31, 2014, by each of ChoiceOne’s directors and nominees for director, each of the named executive officers and all of ChoiceOne’s directors, nominees for director and executive officers as a group:

	Amount and Nature of Beneficial Ownership of Common Stock (1)
Name of Beneficial Owner	Sole Voting and Dispositive Power	Shared Voting or Dispositive Power (2)	Shares Underlying Unexercised Options	Total Beneficial Ownership	Percent of Class
Frank G. Berris	26,034			26,034	*
James A. Bosserd	7,630	10,184	5,500	23,314	*
Keith D. Brophy		65		65	*
K. Timothy Bull	63,975	4,102		68,077	2.1%
William F. Cutler, Jr.		56,718		56,718	1.7%
Jack G. Hendon	4,400	1,235		5,635	*
Paul L. Johnson	4,153	41,725		45,878	1.4%
Raymond A. Lanning	10,141	300		10,441	*
Dennis C. Nelson	5,202			5,202	*
Nels W. Nyblad	11,680	15,752		27,432	*
Roxanne M. Page	560	1,060		1,620	*
Louis D. Knooihuizen	5,697		3,750	9,447	*
Kelly J. Potes	2,841	8,959	2,500	14,300	*
All directors, nominees for director and executive officers as a group (3)	149,935	202,420	18,750	371,105	11.3%

*Less than 1%.

(1)	The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares that under applicable regulations are considered to be otherwise beneficially owned by that person.

(2)	These numbers include shares as to which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses, certain relatives and minor children over whom the listed person may have influence by reason of relationship.

(3)	Total beneficial ownership includes 39,848 shares of ChoiceOne common stock held by the ChoiceOne Bank 401(k) and Employee Stock Ownership Plan in the accounts of employees, of which executive officers of ChoiceOne are administrators. Of the 39,848 shares of ChoiceOne common stock in this plan, the directors and executive officers have included 8,500 shares in this table as beneficially owned with sole voting and dispositive power. The remaining 31,348 shares are reported as beneficially owned with shared voting or dispositive power and the officers and directors disclaim beneficial ownership of such shares.

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Five Percent Shareholders

No person or group is known to ChoiceOne to be a beneficial owner of 5% or more of ChoiceOne’s outstanding shares of common stock as of December 31, 2014.

Executive Compensation

Summary of Executive Compensation

The following table shows certain information concerning the compensation earned by the Chief Executive Officer and each of ChoiceOne’s two most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers as of the fiscal year ended December 31, 2014 (together, the “named executive officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (1)(2)	Stock Awards (3)	All Other Compensation	Total
James A. Bosserd	2014	$311,840	$14,438	$18,442	$344,720
President and	2013	$258,764	—	$8,865	$267,629
Chief Executive Officer of ChoiceOne and Bank

Louis Knooihuizen	2014	$145,183	$9,625	$7,521	$162,329
Senior Vice President of ChoiceOne and Bank	2013	$126,919	—	$5,392	$132,311

Kelly Potes	2014	$174,634	$9,625	$5,502	$189,761
Senior Vice President of Bank and Insurance	2013	$139,203	—	$4,728	$143,931

(1)	The amount reported includes directors’ fees paid to Mr. Bosserd totaling $17,800 in 2014 and $16,050 in 2013.
(2)	Includes salary deferred under the ChoiceOne Bank 401(k) and Employee Stock Ownership Plan.
(3)	The values of all stock awards reported in this column were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, ASC Topic 718 Compensation-Stock Compensation (ASC 718). For a discussion of the valuation assumptions, see Note 14 to the Company's 2014 consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014. Stock awards consist of awards of restricted stock units granted on August 1, 2014, which will vest in equal installments over three years on the grant date anniversary. Any restricted units that vest will be converted to shares of Company common stock on a one-for-one basis. Restricted stock units that do not vest will be forfeited and the named executive officer will receive no shares of Company common stock attributable to the forfeited units. A holder of restricted stock units has no rights as a shareholder of the Company until such time as restricted stock units vest and convert into shares of Company common stock.

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Employment Agreement

As an inducement for Mr. Bosserd’s agreement to serve as a director and President and Chief Executive Officer of ChoiceOne and the Bank, ChoiceOne entered into a three-year employment agreement with Mr. Bosserd in 2007 that extends each year for one additional year, unless either ChoiceOne or Mr. Bosserd provides notice of termination. Under this agreement, ChoiceOne agreed to:

•	pay Mr. Bosserd a salary of $160,000 per year as may be adjusted, less taxes and withholdings, plus possible bonuses;
•	pay Mr. Bosserd the regular director’s fee for attending Board meetings;
•	provide Mr. Bosserd with an automobile allowance of $600 per month;
•	reimburse Mr. Bosserd for all documented business expenses;
•	continue to pay Mr. Bosserd his base salary for the remainder of the term if Mr. Bosserd is terminated, without cause, or quits for “good reason” following a change in control of ChoiceOne;
•	provide Mr. Bosserd with thirty sick and personal days per year; and
•	provide Mr. Bosserd with the same health and other employee benefits provided to other executive employees of ChoiceOne and the Bank.

Mr. Bosserd agreed not to compete with ChoiceOne or the Bank during the term of his employment agreement unless his employment is terminated by the Company without cause or by Mr. Bosserd for “good reason” after a change in control.

401(k) Plan

The ChoiceOne Bank 401(k) and Employee Stock Ownership Plan is qualified under Section 401(a) of the Internal Revenue Code of 1986 (the “Code”).

The purpose of the 401(k) plan is to permit Bank employees, including the named executive officers, to save for retirement on a pre-tax basis. In addition to an employee’s pre-tax contributions, the Bank may contribute discretionary matching, profit sharing or employee stock ownership plan contributions to the 401(k) plan. Any matching contributions are immediately vested. Any profit sharing or employee stock ownership plan contributions become fully vested after six years of a participant’s service. The Bank has generally made a contribution to the 401(k) plan each year. A discretionary matching contribution was made for 2014.

The employee stock ownership plan provisions provide that the ESOP portion of the 401(k) plan is designed to invest primarily in stock of ChoiceOne.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning outstanding equity awards for each named executive officer as of December 31, 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date		Number of Units of Stock that have Not Vested (2)	Market Value of Units of Stock that have Not Vested
James A. Bosserd	2,500	—	$18.85	1	/18/16	750	$17,250
	3,000		17.95	1	/18/17

Louis Knooihuizen	750	—	$18.85	1	/18/16	500	$11,500
	1,500		17.95	1	/18/17
	1,500		13.50	1	/17/18

Kelly Potes	500	—	$18.85	1	/18/16	500	$11,500
	1,000		17.95	1	/17/17
	1,000		13.50	1	/23/18

(1)	As of December 31, 2014, all of the options granted to the named executive officers were vested and exercisable.
(2)	Consists of restricted stock units granted on August 1, 2014, which will vest in equal installments over three years on the grant date anniversary. Any restricted units that vest will be converted to shares of Company common stock on a one-for-one basis. Restricted stock units that do not vest will be forfeited and the named executive officer will receive no shares of Company common stock attributable to the forfeited units. A holder of restricted stock units has no rights as a shareholder of the Company until such time as restricted stock units vest and convert into shares of Company common stock.

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Director Compensation

The following table provides information concerning the compensation of directors for ChoiceOne’s last completed fiscal year.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	All Other Compensation	Total
Jerome B. Arends (2)	$20,100	$—	$20,100
Frank G. Berris	20,200	—	20,200
Keith D. Brophy (1)	3,000	—	3,000
K. Timothy Bull	20,425	—	20,425
William F. Cutler, Jr. (1)	22,100	—	22,100
Lewis G. Emmons (3)	7,175	—	7,175
Stuart Goodfellow (1)(4)	5,000	—	5,000
Gary Gust (5)	18,250	—	18,250
Jack G. Hendon (1)	20,100	—	20,100
Paul L. Johnson	24,725	—	24,725
Raymond A. Lanning (1)	3,000	—	3,000
Dennis C. Nelson	19,600	—	19,600
Nels W. Nyblad (1)	19,800	—	19,800
Roxanne M. Page	22,225	—	22,225

(1)	Directors may elect to defer fees otherwise payable in cash and instead receive payment in the form of ChoiceOne common stock pursuant to the Directors Stock Purchase Plan described in the narrative below. For 2014, Messrs. Cutler, Goodfellow, Lanning, and Nyblad each elected to receive 100% of their fees in the form of ChoiceOne stock. Messrs. Brophy and Hendon each received 50% of their fees in the form of ChoiceOne stock.
(2)	Mr. Arends retired from the board of directors effective as of December 16, 2014.
(3)	Mr. Emmons retired from the board of directors effective as of April 19, 2014.
(4)	Mr. Goodfellow retired from the board of directors effective as of January 13, 2014.
(5)	Mr. Gust retired from the board of directors effective as of November 11, 2014.

Directors who were not employees of ChoiceOne or the Bank received compensation for any committee of the Board of Directors on which they served at a rate of $300 per meeting when attended in person or $225 per meeting via phone participation, except that interim loan committee meetings were compensated at a rate of $150 per meeting. During 2014, Bank directors received compensation at the rate of $800 per meeting when attended in person or $600 per meeting via phone participation up to a maximum 3 times per year. During 2014, the Bank compensated its directors with a retainer rate of $5,000 per director, $5,000 for the President, and $6,500 for the Chairperson while ChoiceOne compensated its directors with a retainer rate of $1,000 per director, $1,600 for the President, and $1,600 for the Chairperson. For 2015, compensation rates will remain the same for directors who are not employees of ChoiceOne or the Bank for any committee of the Board of Directors on which they serve in person or via phone participation and training sessions will be compensated at the committee fee rate. For 2015, Bank directors will receive compensation at the rate of $900 per meeting when attended in person or $675 per meeting via phone participation up to a maximum 3 times per year. For 2015, the Bank will compensate its directors with a retainer rate of $6,000 per director, $6,000 for the President, $7,000 for the Audit Committee Chairperson, and $7,500 for the Board Chairperson while ChoiceOne will compensate its directors with a retainer rate of $2,000 per director, $2,600 for the President, and $2,600 for the Chairperson.

Under ChoiceOne’s Directors’ Stock Purchase Plan, a director may elect to receive payment of 25%, 50%, 75% or 100% of his or her director fees in the form of ChoiceOne common stock. On each quarterly payment date, a director participating in this plan receives a number of shares of ChoiceOne common stock (rounded to the nearest whole share) determined by dividing the dollar amount of fees payable that the director has elected to receive as ChoiceOne common stock by the market value of ChoiceOne common stock determined by a poll of ChoiceOne’s market makers on the last day of the month preceding the quarterly payment date.

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Potential Payments Upon Termination or Change in Control

Mr. Bosserd’s employment agreement provides that after a “change in control,” in the event that Mr. Bosserd’s employment is terminated without cause or Mr. Bosserd terminates his employment for “good reason,” then Mr. Bosserd will be entitled to continuation of his salary and benefits through the term of his employment agreement. Good reason is defined in the agreement to include, among other things, a material demotion, assignment of duties inconsistent with Mr. Bosserd’s status as President and Chief Executive Officer, a relocation of Mr. Bosserd, failure of ChoiceOne to elect Mr. Bosserd as Chief Executive Officer of ChoiceOne or the Bank, or a material breach by ChoiceOne of any provision of the agreement. Under Mr. Bosserd’s agreement, a change in control is deemed to have occurred as of the first day that there is a change in the ownership, the effective control, or the ownership of a substantial portion of ChoiceOne’s assets. The Personnel and Benefits Committee believes the “double trigger” of requiring both a change in control and termination of employment provides an appropriate balance of protection for both ChoiceOne and Mr. Bosserd.

ChoiceOne has granted certain equity awards pursuant to the Stock Incentive Plan of 2012 that are subject to accelerated full vesting upon a change in control of ChoiceOne.

The following table summarizes the potential payments and benefits payable to each of ChoiceOne’s named executive officers upon termination of employment in connection with each of the triggering events set forth in the table below, assuming, in each situation, that the termination of employment took place on December 31, 2014.

Triggering Event and Payments/Benefits	James A. Bosserd	Louis Knooihuizen	Kelly Potes

Change in Control (1)(2)	$807,300	$11,500	$11,500

Death (3)(4)	$272,396	$137,352	$166,891

Disability or Retirement(4)	$2,396	$1,597	$1,597

(1)	The payments to Mr. Bosserd under his employment agreement after a change in control are limited by Section 280G of the Code. The amount shown in the table for Mr. Bosserd reflects this limitation.
(2)	In accordance with the Stock Incentive Plan of 2012, all outstanding unvested equity awards shall become immediately fully vested upon a change in control. The amount shown includes the value of accelerated vesting of restricted stock units.
(3)	The Bank obtained Bank Owned Life Insurance on key executives and, if the executive dies while still working for the Bank, the estate will receive one full year of compensation.
(4)	In accordance with the Stock Incentive Plan of 2012, restrictions on all outstanding unvested restricted stock units will be removed on a pro rata basis equal to the total number of such awards multiplied by the number of full months elapsed since grant date divided by the total number of full months in the respective restricted period upon death, disability, or retirement.

Audit Committee Report

The Audit and Compliance/CRA Committee (Audit Committee) reviews and supervises ChoiceOne’s procedures for recording and reporting the financial results of its operations on behalf of the Board of Directors. ChoiceOne’s management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its supervisory duties, the Audit Committee has reviewed ChoiceOne’s audited financial statements for the year ended December 31, 2014 included in the 2014 Annual Report to Shareholders and has discussed those financial statements with ChoiceOne’s management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

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The Audit Committee has also reviewed with ChoiceOne’s independent auditors – who are responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles – the judgments of the independent auditors concerning the quality, not just the acceptability, of the accounting principles and such other matters that are required under generally accepted auditing standards to be discussed with the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16. In addition, the Audit Committee has received from the independent auditors the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, has discussed with them their independence from ChoiceOne’s management and ChoiceOne, and has considered the compatibility of nonaudit services with their independence.

After and in reliance on the reviews and discussions described above, the Audit Committee recommended to ChoiceOne’s Board of Directors that the audited financial statements for the year ended December 31, 2014 be included in ChoiceOne’s Annual Report on Form 10-K for the year then ended to be filed with the SEC.

Respectfully submitted,

Roxanne M. Page (Chair)

Keith D. Brophy

K. Timothy Bull

Jack G. Hendon

Related Matters

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors and officers of ChoiceOne and persons who beneficially own more than 10% of the outstanding shares of its common stock to file reports of beneficial ownership and changes in beneficial ownership of shares of common stock with the SEC. SEC regulations require such persons to furnish ChoiceOne with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports received by us or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that all applicable Section 16(a) reporting and filing requirements were satisfied by such persons from January 1, 2014 through December 31, 2014, except that one report on Form 4 covering one transaction was filed late for Mr. Hendon.

Transactions with Related Persons

Directors, nominees for director and executive officers of ChoiceOne and members of their immediate families were customers of and had transactions with the Bank in the ordinary course of business between January 1, 2014 and December 31, 2014. We anticipate that such transactions will take place in the future in the ordinary course of business. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. None of these loan relationships presently in effect were in default as of the date of this proxy statement.

Frank G. Berris, a director of ChoiceOne and the Bank, owns all of the equity interest of JFB Real Estate, LLC (“JFB”). In 2004, the Bank entered into a lease with JFB for the portion of a building housing the Bank’s Appletree Branch for a period of three years, with options to extend the lease for five additional three-year terms. The Bank exercised its option to extend the lease in 2007, 2010, and 2013. The current term of the lease will expire on September 30, 2016 unless the Bank exercises its option to extend. The Bank is obligated to make lease payments of $150,192 in the aggregate for the period beginning on October 1, 2013 and ending on September 30, 2016.

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The Audit Committee is responsible for the review and approval of any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K).

Independent Registered Public Accounting Firm

Plante & Moran, PLLC (“Plante Moran”), has been selected to serve as ChoiceOne’s independent auditors for 2015. Plante Moran also served as ChoiceOne’s independent auditors for 2014.

Representatives of Plante Moran are not expected to attend the annual meeting. If a representative of Plante Moran attends the meeting, the representative will have an opportunity to make a statement if he or she desires to do so and will be expected to be available to respond to appropriate questions. In accordance with SEC rules, ChoiceOne’s Audit Committee has adopted a Pre-Approval Policy. Under the Pre-Approval Policy, all audit and non-audit services need to be pre-approved by the Audit Committee.

The Pre-Approval Policy permits the Audit Committee to delegate to one or more of its members pre-approval decisions. The member or members to whom such authority is delegated shall report, for informational purposes, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee has identified certain services that do not impair the independence of the independent auditors and granted general pre-approval for those services. All services that do not have general pre-approval must be specifically pre-approved by the Audit Committee. The Audit Committee will periodically set pre-approval fee levels for all services to be provided by the independent auditors. Any proposed services exceeding these levels require specific pre-approval by the Audit Committee.

The Pre-Approval Policy requires the independent auditors to provide detailed back-up documentation, which will be provided to the Audit Committee, regarding specific services to be provided.

Requests or applications to provide services that require separate pre-approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditors and the Chief Executive Officer or Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. All fees paid to Plante Moran for services performed in 2013 and 2014 were pre-approved pursuant to this policy.

Audit Fees. ChoiceOne paid to Plante Moran $97,900 during 2014 and $96,600 during 2013 for the audit of ChoiceOne’s annual financial statements and review of financial statements included in ChoiceOne’s quarterly reports on Form 10-Q, or services that are normally provided by the auditors in connection with statutory and regulatory filings.

Audit-Related Fees. ChoiceOne paid to Plante Moran $6,000 during 2014 and $12,000 during 2013 for assurance and related services that were reasonably related to the performance of the audit or review of ChoiceOne’s financial statements and are not reported under “Audit Fees” above. Services included a HUD FHA audit in 2014 and 401(k) audit in 2013.

Tax Fees. ChoiceOne paid to Plante Moran $13,500 during 2014 and $12,250 during 2013 for tax compliance, tax advice and tax planning. Tax services included preparing ChoiceOne’s federal and state tax returns and fees for services performed related to the dissolution of West Shore Computer Services, a data processing center in which ChoiceOne Bank is a 25% owner.

All Other Fees. ChoiceOne did not pay Plante Moran any other fees in 2014. ChoiceOne paid to Plante Moran $5,000 in 2013 for consultation regarding an assessment of the internal audit function.

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Shareholder Proposals

If you would like a proposal to be presented at the 2016 annual meeting of shareholders and if you would like your proposal to be considered for inclusion in ChoiceOne’s proxy statement and form of proxy relating to that meeting, you must submit the proposal to ChoiceOne in accordance with Securities and Exchange Commission Rule 14a-8. ChoiceOne must receive your proposal by November 14, 2015 for your proposal to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. To be considered timely, any other proposal that you intend to present at the 2016 annual meeting of shareholders must be submitted in accordance with ChoiceOne’s Bylaws and must be received by ChoiceOne by November 14, 2015.

Form 10-K Report Available

ChoiceOne’s Form 10-K Annual Report to the Securities and Exchange Commission, including financial statements and financial statement schedules, will be provided to you without charge upon written request. Please direct your requests to Mr. Thomas L. Lampen, Treasurer, ChoiceOne Financial Services, Inc., 109 East Division, Sparta, Michigan 49345.

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